UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2004

Atlas America, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	333-112653	51-0404430
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

311 Rouser Road, Moon Township, PA		15108
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 412-262-2830

___________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

         On September 10, 2004, the borrowing base availability under the revolving credit facility dated as of March 12, 2004 among Atlas America, Inc., AIC, Inc., Atlas Energy Corporation, Atlas America, Inc., a Pennsylvania corporation, Atlas Energy Group, Inc., Atlas Energy Holdings, Inc., Atlas Noble Corp., Atlas Pipeline Partners GP, LLC, Atlas Resources, Inc., REI-NY, Inc., Resource America, Inc., Resource Energy, Inc., and Viking Resources Corporation, the lenders named therein, and Wachovia Bank, National Association was increased from $65 million to $75 million. Atlas America currently has $18.2 million outstanding under this facility.

Item 9.01      Exhibits.

                               10.1      Second Amendment to Credit Agreement, dated September 10, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ATLAS AMERICA, INC.

Dated: September 10, 2004	By: /s/ Michael L. Staines Michael L. Staines Its Executive Vice President and Secretary